                                                                    Exhibit 3(e)
                                                                    PAGE 1
                              STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
    DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DEFIANCE, INC.", FILED
    IN THIS   OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1994, AT
    1:30 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
    THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                           [SEAL]        /s/  Edward J. Freel
                                         ------------------------------------
                                          Edward J. Freel, Secretary of State


2069193   8100                            AUTHENTICATION:  7341053
944245637                                      DATE:  12-16-94

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                DEFIANCE, INC.


      DEFIANCE, INC   a corporation organized and existing under
and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST:  That the following amendment to the Certificate of
Incorporation  of  DEFIANCE,   INC.  has  been  duly  adopted  in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware:

      RESOLVED: That the first paragraph of Article IV of the Certificate of Incorporation of DEFIANCE, INC. be amended to read as follows:


                                  ARTICLE IV
                                  ----------

           The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventeen million (17,000,000) shares, of which fifteen million (15,000,000) shall be shares of Common Stock with a par value of five cents ($.05) per share and two million (2,000,000) shall be shares of Preferred Stock with a par value of five cents ($.05) per share.


      IN WITNESS WHEREOF, said DEFIANCE, INC. has caused this
certificate to be signed by Jerry A. Cooper, its President, and
attested by Michael J. Meier,  its Secretary, this        day of
December, 1994.


                                   DEFIANCE, INC.


                                   By /s/  Jerry A. Cooper
                                      ----------------------------------
                                           Jerry A. Cooper, President

ATTEST:


By /s/  Michael J. Meier, Secretary
   --------------------------------
        Michael J. Meier, Secretary

                             BOOK 899    PAGE 998
                                                                        PAGE 1
                              STATE OF DELAWARE
21765                                                       DOCUMENTARY
                                [COAT OF ARMS]               SURCHARGE
                                                             PAID $3.00
                         OFFICE OF SECRETARY OF STATE
                         ----------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF DEFIANCE PRECISION PRODUCTS, INC. FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 1989, AT 10 O'CLOCK A.M.










[SEAL]                                /S/  Michael Harkins
729208087                             ------------------------------------------
                                           Michael Harkins, Secretary of State
                                      AUTHENTICATION:    :2278156
                                                DATE:      07/27/1989

                            BOOK 899     PAGE 999
                                                                   FILED
                                  729208087                     JUL 27 1989
                                                           /S/
                       DEFIANCE PRECISION PRODUCTS, INC.   -------------------
                                                           SECRETARY OF STATE
                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION

                       (Pursuant to Section 242 of the
                        General Corporation Law of the
                              State of Delaware)



          Defiance Precision Products, Inc., a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Defiance Precision Products, Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the holders of all of the outstanding shares of stock of the Corporation. The resolution setting forth the proposed amendment is as follows:

    Change of the Corporation's Name to Defiance, Inc.
    --------------------------------------------------

          WHEREAS,  in the last few years the Corporation
                    significantly has expanded its products, businesses and markets; and


          WHEREAS, the Board of Directors carefully has reviewed the appropriateness of the Corporation's name in light of the expansion into new lines of business and has concluded that Defiance, Inc. is a more appropriate name for the
                    Corporation.  It hereby is

                            BOOK 899     PAGE 1000

          RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation and recommends to its shareholders to approve the amendment of
                    Article I of the Corporation's
                    Certificate of Incorporation to change
                    the Corporation's name to Defiance, Inc.
                    so that new Article I will read as
                    follows:


                                   "ARTICLE I
                                   ----------

                    The name of the Corporation is Defiance, Inc.,"


          RESOLVED FURTHER, that the stockholders of the Corporation be requested to approve the amendment of Article I of the Corporation's Certificate of
                    Incorporation to change the
                    Corporation's name to Defiance, Inc. at
                    the 1989 Annual Meeting of
                    stockholders;


          SECOND: That at the Annual Meeting of the Stockholders of the Corporation on June 15, 1989 a majority of the outstanding stock was voted in favor of the amendment.

          THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

                            BOOK 899     PAGE 1001


     IN WITNESS WHEREOF, Defiance Precision Products, Inc., has caused this Certificate to be signed by James W. Gillis, its President, and attested by Michael D. Shea, its Vice President-Finance, Treasurer and Secretary, this 26th day July, 1989.

                          DEFIANCE PRECISION PRODUCTS, INC.


                          By: /s/
                              ------------------------------
                              President




ATTEST:

By:  /s/
     -----------------------------------------------
     Vice President-Finance, Treasurer and Secretary






                                                        RECEIVED FOR RECORD
                                                            JUL 31 1989
                                                     William M. Honey, Recorde.


                                                           July 18, 1989
                                                              27467793

                                                                        PAGE 1
                              STATE OF DELAWARE

                                [COAT OF ARMS]

                         OFFICE OF SECRETARY OF STATE
                         ----------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF DEFIANCE PRECISION PRODUCTS, INC. FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 1987, AT 10 O'CLOCK A.M.










[SEAL]                                /S/  Michael Harkins
727209110                             ------------------------------------------
                                           Michael Harkins, Secretary of State
                                      AUTHENTICATION:    :1340863
                                                DATE:      07/29/1987

                      DEFIANCE PRECISION PRODUCTS, INC.

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                        (Pursuant to Section 242 of the
                         General Corporation Law of the
                               State of Delaware)


          Defiance Precision Products, Inc., a corporation
Organized and existing under and by virtue of the General
Corporation Law of the State of Delaware, DOES HEREBY CER-
TIFY:

          FIRST: That at a meeting of the Board of Direc-tors of Defiance Precision Products, Inc. (the "Corpora-tion") resolutions were duly adopted setting forth a pro-posed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered by the holders of all of the outstanding shares of stock of said corpora-tion. The resolution setting forth the proposed amendment is as follows:

                AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         TO LIMIT DIRECTORS LIABILITY
                ---------------------------------------------

           RESOLVED, that the Board of Directors deems it advis-able and in the best interests of the Corporation and its shareholders to eliminate, to the extent permitted by recent amendments in Delawate law, the liability of directors in certain legal proceedings alleging a breach of the director's duty by amending the Corporation's Certificate of Incorporation so that, new Article XII will read as follows:

                                 "ARTICLE XII
                                 ------------

          A director of the Corporation shall not be person-ally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


          If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of direc-tors, then the liability of a director of the Corpora-tion shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended.


          Any repeal or modification of this Article shall not adversely affect any right or protection of a di-rector of the Corporation existing hereunder with re-spect to any act or omission occurring prior to or at the time of such repeal or modification."


          SECOND: That at the Annual Meeting of the Stock-holders of the Company on June 11, 1987 a majority of the outstanding stock was voted in favor of the amendment.

          THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

          IT WITNESS WHEREOF, Defiance Precision Products, Inc., has caused this certificate to be signed by James W. Gillis, its President, and attested by Michael D. Shea, its Vice President-Finance and Secretary, this 12th day of June, 1987.

                           DEFIANCE PRECISION   PRODUCTS, INC.


                           By: /s/ James W. Gillis
                               --------------------------------------
                               President


ATTEST:


By: /s/ Michael D. Shea
    -------------------------------
    Vice President-Finance and Secretary

                                                                        PAGE 1
                              STATE OF DELAWARE

                                [COAT OF ARMS]

                         OFFICE OF SECRETARY OF STATE
                         ----------------------------

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF DEFIANCE PRECISION PRODUCTS, INC. FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 1985, AT 10 O'CLOCK A.M.










                                      /S/  Michael Harkins
725231034                             ------------------------------------------
                                           Michael Harkins, Secretary of State
                                      AUTHENTICATION:    :0591470
                                                DATE:      08/19/1985

                         CERTIFICATE OF INCORPORATION

                                       OF

                       DEFIANCE PRECISION PRODUCTS, INC.
                       ---------------------------------


          The undersigned, for the purposes of forming a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:


                                  ARTICLE I
                                  ---------

          The name of the Corporation is Defiance Precision
Products, Inc.


                                  ARTICLE II
                                  ----------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                 ARTICLE III
                                 -----------

          The nature of the business or purposes to be con-ducted or promoted is:


                    To engage in any lawful act or activity
                    for which corporations may be organized
                    under the General Corporation Law of the State of Delaware.


                                  ARTICLE IV
                                  ----------

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is twelve million (12,000,000) shares, of which ten million (10,000,000) shall be shares of Common Stock with a par value of five cents ($.05) per share and two million (2,000,000) shall be shares of Preferred Stock with a par value of five cents ($.05) per share.


          The Board of Directors is hereby expressly granted authority to authorize in accordance with law from time to time the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including but without limiting the generality of the foregoing, the following:

       (i) entitling the holders thereof to cumu-lative, non-cumulative or partially cumulative divi-dends, or to no dividends;


      (ii) entitling the holders thereof to receive dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;


     (iii) entitling the holders thereof to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation, on a parity with, ju-nior to or in preference to, the rights of any other class or series of capital stock of the Corporation;


      (iv) providing for the conversion, at the option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes or into property of the Corporation or into the securi-ties or properties of any other corporation or person, or providing for no conversion;


       (v) providing for the redemption, in whole or in part, of the shares of Preferred Stock at the option of the Corporation, in cash, bonds or other property, at such price or prices, within such period or periods, and under such conditions as the Board of Directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof, or pro-viding for no redemption; and


      (vi) lacking voting rights or having limited voting rights or enjoying general, special or multiple voting rights.


      The Board of Directors may change the powers, designation, preferences, rights, qualifications, limi-tations and restrictions of, and number of shares in, any series of Preferred Stock as to which no shares have theretofore been issued.


    All shares of any one series of Preferred Stock shall be identical in all respects with all the other shares of such series, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                                  ARTICLE V
                                  ---------

          Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so pro-vide.


                                  ARTICLE VI
                                  ----------

          The number of directors to constitute the whole Board of Directors shall be initially such number as shall be set forth in the initial by-laws of the Corporation and thereafter such number as shall be fixed from time to time by resolution of the Board of Directors. The Board of Di-rectors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. At the organization meeting of the sole incorporator or by action taken by the sole incorporator without a meeting, directors of the first class shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of the second class shall be elected to hold office for a term expiring at the second annual meeting of stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third annual meeting of stockholders. At each annual meeting of stockholders, successors to the di-rectors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding an-nual meeting of stockholders. In case of any vacancies, by reason of an increase in the number of directors or other-wise, each additional director may be elected by the Board of Directors until the end of the term he is elected to fill and until his successor shall have been elected and quali-fied in the class to which such director is assigned and for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and quali-
fied  in  their stead.   When  the  number of directors is
changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.


          Notwithstanding the foregoing, whenever the hold-ers of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, fill-ing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incor-poration applicable thereto, and such directors selected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

                                 ARTICLE VII
                                 -----------

          1. Any Business Combination (as defined in para-graph (c) of Section 4 of this Article VII) shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation if all of the following conditions have been satisfied:


            (i) The consideration to be received by holders of Common Stock shall be cash or in the same form as previously has been paid by or on behalf of the Inter-ested Stockholder (as defined in paragraph (c) of Sec-tion 4 of this Article VII) in connection with its direct or indirect acquisition of beneficial ownership of any shares of Common Stock. If the consideration paid by or on behalf of the Interested Stockholder for shares of Common Stock varied as to form, the form of consideration to be received by holders of Common Stock shall be either cash or the form used to acquire bene-ficial ownership of the largest number of shares of Common Stock previously acquired by the Interested Stockholder;


           (ii) The aggregate amount of the cash and the Fair Market Value (as defined in paragraph (i) of Sec-tion 4 of this Article VII) of consideration other than cash to be received per share by holders of Common Stock in any Business Combination shall be at least equal to the greater of (a) the Fair Market Value per share of Common Stock on the date of the first public announcement of the proposal of a Business Combination (the "Announcement Date") or on the date on which the Interested Stockholder became an Interested Stock-holder, whichever is higher, multiplied by the ratio of
     (1) the highest per share price (including any broker-age commissions, transfer taxes and soliciting dealers'
     fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to
     (2) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of Common Stock or (b) the highest per share price (including brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by such Interested Stockholder in acquiring any of the Corporation's Common Stock;


          (iii) After becoming an Interested Stockholder and prior to the consummation of any Business Combina-tion, (A) such Interested Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or upon compliance with the provisions of this Article VII or as a result of a pro rata stock dividend or stock split) and (B) such Interested Stockholder shall not have received the benefit, directly or indirectly (ex-cept proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial as-sistance or tax credits provided by the Corporation, or made any major changes in the Corporation's business or equity capital structure; and


          (iv) A proxy statement responsive to the re-quirements of the Securities Exchange Act of 1934, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stock-holder approval of any Business Combination and shall contain at the front thereof in a prominent place any recommendations as to the advisability (or inadvisabil-ity) of the Business Combination which the Continuing Directors (as defined in paragraph (h) of Section 4 of this Article VII) may choose to state, and if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares (as defined in paragraph (e) of Section 4 of this Article VII) other than the Inter-ested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably re-quests, and to be paid a reasonable fee for its ser-vices upon receipt by the Corporation of such opinion).


          2. If the provisions of Section 1 of this Article VII have not been satisfied, any Business Combination shall require the affirmative vote, in person or by proxy, at any meeting called as provided in the by-laws, of the holders of 80% in interest of the Voting Shares of the Corporation issued and outstanding including a majority in interest of the holders of issued and outstanding Voting Shares of the Corporation held by persons other than an Interested Stock-holder or any Affiliate (as defined in paragraph (f) of Section 4 of this Article VII) or Associate (as defined in paragraph (f) of Section 4 of this Article VII) of any In-terested Stockholder. Such affirmative vote shall be re-quired notwithstanding the fact that no vote may be re-quired, or that some lesser percentage may be specified by law or in any agreement with any national securities ex-change or otherwise.


          3.  The provisions of Sections 1 and 2 of this
Article VII shall not be applicable to any particular Busi-ness Combination, and such Business Combination shall re-quire only such affirmative vote, if any, as is required by law and any other provision of this Certificate of Incorpo-ration, if such Business Combination (i) has been approved prior to its consummation by a majority of the Continuing Directors or (ii) constitutes a merger or consolidation of the Corporation with, or any sale or lease to the Corpora-tion or any Subsidiary (as defined in paragraph (g) of Sec-tion 4 of this Article VII) of any assets of, or any sale or lease by the Corporation or any Subsidiary of any of its assets to, any corporation of which a majority of the out-standing shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its Subsidiaries, provided that this clause (ii) shall not apply to any transaction to which any Affiliate of any Interested Stockholder is a party.


          4. For the purposes of this Article VII and Arti-cle VIII hereof:


                (a) The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of clauses (i) through
     (vi) of this paragraph (a):


                    (i) any merger or consolidation of the
          Corporation or any Subsidiary with or into (A) any Interested Stockholder or (B) any other corpora-tion (whether or not itself an Interested Stock-holder) which immediately before is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder, or


                   (ii) any sale, lease, exchange, mort-
          gage, pledge, transfer or other disposition (in one transaction or a series of related transac-tions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary when such assets have an aggregate fair market value of $2,500,000 or more, or


                  (iii) the issuance or transfer to any
          Interested Stockholder or any Affiliate of any Interested Stockholder by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any equity securities of the Corporation or any Subsidiary where such eq-uity securities have an aggregate fair market value of $1,000,000 or more, or


                   (iv) the adoption of any plan or pro-
          posal for the liquidation or dissolution of the Corporation, or

               (v) any reclassification of securities
     (including any reverse stock split), or recapital-ization of the Corporation, or any merger or con-solidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percent-age of the outstanding shares of any class of equity or convertible securities of the Corpora-tion or any Subsidiary which is directly or indi-rectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder, or


              (vi) any agreement, contract or other
     arrangement providing for any of the transactions described in this definition of "Business Combina-tion".


          (b)  A "person"  shall mean any individual,
firm, corporation or other entity.


          (c)  "Interested Stockholder" shall mean any
person (other than the Corporation or any Subsidiary or any person who was a stockholder of the Corporation on or before September 1, 1985) who or which, along with its Affiliates and Associates as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination or any proposed amendment, alteration or repeal of any provision of this Certificate of Incorporation or any by-law of the Corporation, or immediately prior to the consummation of any such Business Combination:


               (i) is the beneficial owner (as defined
     in paragraph (d) of this Section 4), directly or indirectly, of more than 20% of the Voting Shares of the Corporation or a Subsidiary, or


              (ii) is an assignee of or has otherwise
     succeeded to any share of capital stock of the Corporation or a Subsidiary which was at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not in-volving a public offering within the meaning of the Securities Act of 1933.


          (d) A person shall be the "beneficial owner" of any Voting Shares:

               (i) which such person or any of its
     Affiliates and Associates beneficially own, di-rectly or indirectly, or


              (ii) which such person or any of its
     Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immedi-ately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, ar-rangement or understanding, or


             (iii) which are beneficially owned,
     directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, ar-rangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.


          (e)  "Voting Shares"  when used with respect
to the Corporation or a Subsidiary shall mean shares of such corporation having general voting power. For the purpose of determining whether a person is an Inter-ested Stockholder pursuant to paragraph (c) of this
Section 4, the outstanding Voting Shares shall include shares deemed owned by a beneficial owner through application of paragraph (d) of this Section 4 but shall not include any other Voting Shares which may be issuable to any other person pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.


          (f)  "Affiliate" and "Associate"  shall have
the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securi-ties Exchange Act of 1934, as in effect on June 30, 1985.


          (g)  "Subsidiary" shall mean any corporation
of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regula-tions under the Securities Exchange Act of 1934, as in effect on June 30, 1985) is owned, directly or indi-rectly, by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stock-holder set forth in paragraph (c) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               (h) "Continuing Director" shall mean a mem-ber of the initial Board of Directors of the Corpora-tion, or a person who was a member of the Board of Directors of the Corporation elected by the stockhold-ers prior to the date as of which an Interested Stock-holder acquired in excess of 10% of the Voting Shares of the Corporation or a Subsidiary, or a director who has been recommended to directly succeed a Continuing
     Director or to join the Board of Directors by a major-ity of the remaining Continuing Directors, or a direc-tor who was elected by a majority of the remaining
     Continuing Directors.


               (i) "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price dur-ing the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with re-spect to a share of such stock during the 30-day period preceding the date in question on the National Associa-tion of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if no such quo-tations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a ma-jority of Continuing Directors.


          5. The Continuing Directors, by majority vote, shall have the power and duty to determine for the purposes of this Article VII on the basis of information known to them (a) the number of Voting Shares beneficially owned by any person, (b) whether a person is an Affiliate or Asso-ciate of another, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (d) of Section 4 of this Article VII, (d) whether the assets of the Corporation or any Sub-sidiary have an aggregate fair market value of $2,500,000 or more, or (e) whether the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary has an aggregate fair market value of $1,000,000 or more.


          6. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                                 ARTICLE VIII
                                 ------------

          Except as otherwise provided in this Certificate of Incorporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the by-laws), the affirmative vote, in person or by proxy, at any meeting called as provided in the by-laws, of the hold-ers of 80% in interest of the Voting Shares (as defined in paragraph (e) of Section 4 of Article VII hereof) of the Corporation issued and outstanding including a majority in interest of the holders of the issued and outstanding Voting Shares of the Corporation held by persons other than an Interested Stockholder (as defined in paragraph (c) of Sec-tion 4 of Article VII hereof) shall be required for the stockholders to amend, alter or repeal Articles VI, VII and VIII of this Certificate of Incorporation or to adopt any new provision inconsistent with such Articles, PROVIDED, HOWEVER, that if at the time of any such proposed amendment, alteration, repeal or adoption, (i) there shall exist one or more Interested Stockholders, and a majority of the Continu-ing Directors (as defined in paragraph (h) of Section 4 of Article VII) approve such proposed amendment, alteration, repeal or adoption, or (ii) no such Interested Stockholder exists, and a majority of the members of the Board of Direc-tors approve such proposed amendment, alteration, repeal or adoption, then the affirmative vote, in person or by proxy, at any meeting called as provided in the by-laws, of the holders of a majority in interest of the issued and out-standing Voting Shares of the Corporation shall be required to approve such amendment, alteration, repeal or adoption.


                                  ARTICLE IX
                                  ----------

          The name of the incorporator of the Corporation is Fredric Keith Bass, whose mailing address is Room 4500, 140
Broadway, New York, New York 10005.


                                  ARTICLE X
                                  ---------

          In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend, alter and repeal from time to time the by-laws of the Corporation.


                                  ARTICLE XI
                                  ----------

          The Corporation reserves the right to amend, al-ter, change or repeal any provision contained in this Cer-tificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein upon stockholders are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of August, 1985.





                                       /s/  Fredric Keith Bass
                                       ------------------------------
                                            Fredric Keith Bass
                                            Incorporator





In the Presence of:

/s/  Ellen Dicks
-----------------------------
     Ellen Dicks

                        STATEMENT OF SOLE INCORPORATOR

                       IN LIEU OF ORGANIZATION MEETING

                            OF THE INCORPORATOR OF

                      DEFIANCE PRECISION PRODUCTS, INC.


          The Certificate of Incorporation of Defiance Pre-cision Products, Inc. (the "Corporation") having been filed in the office of the Secretary of State of the State of Delaware on August 19, 1985, the undersigned, being the sole incorporator named in said Certificate of Incorporation, does hereby state that the following actions were taken on this day for the purpose of organizing the Corporation:

          1. A copy of the Certificate of Incorporation of the Corporation was ordered to be filed in the minute book of the Corporation.

          2. By-laws in the form attached hereto as Exhibit A were adopted by the undersigned incorporator as the By-laws of the Corporation and were ordered inserted in the minute book immediately following the copy of Certificate of Incorporation and before this instrument.

          3. The following persons were elected members of the Board of Directors of the Corporation to hold office for the term stated below or until their respective successors are elected and qualified:

          Donald A. Fee and Michael D. Shea, whose terms will expire at the Corporation's first annual meeting of stockholders;


          Allen J. Portnoy, whose term will expire at the Corporation's second annual meeting of stockhold-ers;


          James W. Gillis, whose term will expire at the Corporation's third annual meeting of stockhold-ers.



Dated: August 20, 1985.





                                         /s/  Fredric Keith Bass
                                         ------------------------------
                                              Fredric Keith Bass
                                              Incorporator